As filed with the Securities and Exchange Commission on June 26, 2008
Registration Statement No. 333-102833

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Moldflow Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3406763 (I.R.S. Employer Identification Number)
Moldflow Corporation
492 Old Connecticut Path, Suite 401
Framingham, MA 01701
(508) 358-5848
(Address of principal executive offices) (Zip Code)

Moldflow Corporation 2000 Stock Option and Incentive Plan
(Full title of the plans)

Robert Kross
President and Chief Executive Officer
MOLDFLOW CORPORATION
492 Old Connecticut Path, Suite 401
Framingham, MA 01701
(508) 358-5848
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Explanatory Statement
SIGNATURES

Explanatory Statement
On January 30, 2003, Moldflow Corporation (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-102833) (the “Registration Statement), which registered 1,514,474 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) reserved for issuance under the Moldflow Corporation 2000 Stock Option and Incentive Plan (the “2000 Plan”). On September 15, 2004, the Registrant filed a Post Effective Amendment No. 1 to the Registration Statement to remove from registration 4,547 shares of Common Stock that were erroneously registered under the Registration Statement. This Post-Effective Amendment No. 2 is being filed to remove from registration all remaining authorized shares of Common Stock reserved for issuance under the 2000 Plan that have not yet been issued under the Registration Statement.
Accordingly, the Registrant hereby removes from registration the remaining shares of Common Stock that have not been and will not be issued under the 2000 Plan. Upon effectiveness hereof, no shares of Common Stock remain registered under the Registration Statement for issuance under the 2000 Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Oswego, in the State of Oregon on June 26, 2008.

MOLDFLOW CORPORATION
By:	/s/ Robert Kross
Robert Kross
President and Chief Executive Officer (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Robert Kross Robert Kross	President and Chief Executive Officer (Principal Executive Officer) and Director	June 26, 2008

/s/ Mark Abrahams Mark Abrahams	Vice President and Chief Financial Officer (Principal Financial Officer) and Director	June 26, 2008

/s/ Susan Pirri Susan Pirri	Director	June 26, 2008